Exhibit 10.1

CapForce International Holdings Ltd

(LL20994)

Private and Confidential

June 25, 2025

Christian-Laurent Benoit Bonte

Dear Mr. Bonte,

RE: LETTER OF OFFER

CapForce International Holdings Ltd (“CapForce”) is delighted to offer Mr. Christian Bonte                                the full time position of Head of Investment Banking Arm, reporting to CapForce CEO and working alongside CapForce COO. The position is offered on the following terms.

1.	Role/Duties

As the Head of the Investment Banking Arm, you will be responsible for overseeing the strategic direction, operations, and overall performance of the company’s investment banking division. You will play a critical leadership role in driving deal origination, managing key client relationships, and ensuring the successful execution of transactions. Your primary duties include, but are not limited to, the following:

1.1	Strategic Leadership and Direction

●	Set and execute the strategic vision for the investment banking division in alignment with the company’s overall goals.

●	Identify growth opportunities across sectors and geographies to expand the firm’s investment banking footprint.

1.2	Deal Origination and Execution

●	Lead the origination, structuring, and execution of transactions including M&A, equity and debt capital markets, and other corporate finance advisory mandates.

●	Oversee the preparation of pitch materials, financial models, and deal documentation to support transaction execution.

1.3	Client Relationship Management

●	Cultivate and maintain strong relationships with corporate clients, institutional investors, financial sponsors, and other stakeholders.

●	Serve as a trusted advisor to clients, delivering strategic financial advice tailored to their business objectives.

1.4	Team Leadership and Development

●	Lead, mentor, and manage a high-performing team analysts and associates.

●	Foster a collaborative and performance-driven culture within the investment banking division.

1.5	Risk Management and Compliance

●	Ensure all transactions and advisory services comply with regulatory requirements and internal governance standards.

●	Monitor market, credit, and operational risks associated with investment banking activities.

CapForce International Holdings Ltd

(LL20994)

1.6	Financial Oversight and Reporting

●	Manage divisional budgets, performance metrics, and revenue targets.

●	Provide regular reporting and strategic insights to the Board and senior management.

These responsibilities may be revised from time to time as deemed appropriate by business circumstances.

2	Terms of Employment

2.1	Your employment shall commence effectively from the 1st day of July 2025 and is subject to a six-months probationary period. This period of time allows you and CapForce to determine if the position is suitable for you. CapForce reserves the right to revise the terms and conditions from time to time. Save and except for the variations being revised, the terms and conditions herein shall remain in full force and effect throughout your terms of employment.

2.2	We will confirm your employment by the end of your six-months probationary period.

2.3	Your ordinary working hours shall be from Monday to Friday, 9:00 a.m. to 6:00 p.m. You are required to work from the office on three (3) days per week, with the remaining two (2) days to be worked remotely from home or in the field, at your discretion. You may be requested to work outside these hours and/or on Saturday and Sunday.

3	Duty & Obligation

3.1	You hereby undertake and agree with CapForce that you will at all times during the continuance in force of this Employment observes, performs and covenants the following:-

(a)	will in all matters act faithfully to CapForce and obey to the result of discussion with the Management of the Company, and in the absence of any such discussion in relation to any particular matter will act in such manner as she reasonably considers to be most beneficial to CapForce’s interests;

(b)	will use her best endeavours to uphold the good name of CapForce and at all times act in the best interest of CapForce;

(c)	will not make any willful misleading and negligent representation or undertaking in respect of the services provided by CapForce and will indemnify CapForce for any loss or damages which CapForce is liable to compensate to the prospects or any other loss incurred by CapForce as a result of such representation or undertaking;

(d)	will not incur any liability on behalf of CapForce or pledge CapForce’s credit or make any contract binding upon CapForce without CapForce’s knowledge and consent in writing;

(e)	will promptly bring to the notice of the Management of the Company any information received by you which is likely to be of use or benefit to CapForce;

(f)	will not receive and accept any form of monetary gift from the prospects and its agent or any other persons in the similar nature without notifying the Officer and CapForce and obtain CapForce’s consent thereof;

CapForce International Holdings Ltd

(LL20994)

(g)	will not divulge any information in relation to CapForce’s affairs or business or method of carrying on business.

4.	Entitlement

4.1	CapForce is offering you a base salary of SGD10,000 per month.

4.2	All base salary will be subjected to deductions for taxes and other withholdings as required by law or the policies of the company.

4.3	Your salary herein stated will be paid on a monthly basis on the last day of the month and deposited into the bank account that you nominate.

4.4	You will be entitled to receive twelve (12) days of annual leave. Your annual leave will be prorated in the first year to your start date.

4.5	In addition to your base salary, CapForce will grant you a guaranteed minimum annual bonus equivalent to one (1) month of your base salary, payable upon the completion of your first year of service. You will also be eligible for a performance-based bonus ranging from two (2) to twenty-four (24) months of your base salary, subject to quarterly, half-year, and annual performance evaluations, assessed from both a company-wide and group-wide contribution perspective.

4.6	This is on top of per-deal basis incentive allocated under a separate business development incentive agreement for front-end business development driven partner-level salaried employees, in relation to business leads sourcing/conversion at both investor/capital and investee/asset ends, be it on the buy-side asset management front or the sell-side investment banking front.

4.7	Based on your work performance, stock grant shall be awarded by CapForce’s holding company which is a listed company (NASDAQ:OPGN/ OTC:OPGN) focused on digital investment banking platform to be renamed as CapForce Inc. soon, under the separate business development incentive agreement stipulated under Clause 4.6 herein.

5.	Termination of Employment

5.1	Without prejudice to any other remedies CapForce may have against you, CapForce shall have the right at any time by giving one month’s notice in writing to you to cease this Employment.

5.2	You may resign from your employment by giving to CapForce one month’s notice in writing, provided that you shall continue be liable to CapForce for any obligations incurred prior to such cessation.

5.3	Upon the termination of this employment, you undertake that you:-

(i)	shall return to CapForce all documents obtained or accessed during this employment and shall not from thereon retain any of such documents in any form, including but not limited to documentations, devices or other media;

CapForce International Holdings Ltd

(LL20994)

(ii)	shall not divulge any information in relation to CapForce’s affairs or business or method of carrying on business;

(iii)	shall not continue liaise, contact nor have any business dealing whatsoever in the same nature as CapForce, either directly or indirectly, or through corporate entities, or associates with any customer or client of CapForce or its subsidiaries or any person or firm which has contacted or being contacted by CapForce as a potential prospect;

(iv)	during the period of three (3) years after such cessation, shall not engage or participate directly or indirectly, or through any corporation, or associates in any business, enterprise, employment or appointment whether gainfully or not which is directly competitive with CapForce;

(v)	shall not to disparage nor damage the interests, goodwill, reputations and businesses of CapForce at all times;

(vi)	shall unconditionally return, as directed by CapForce, all the financial gain excluding its lawful entitlement made by you during your employment which is deemed to be held on trust for CapForce.

6.	Confidentiality

6.1	You shall keep confidential any and all information whether oral or written relating to the business of CapForce and prohibited to disclose, use, make use or made available any documents of which you become aware during the term of this Employment to any person except as required, directed or permitted by CapForce.

6.2	You shall convey only the truthful, consistent and authorised documents to the third parties includes the companies or prospects as contained in the Non-Disclosure Agreement.

6.3	The aforementioned clauses in relation to confidentiality and non-competition shall survive the cessation of this Employment, however caused.

Thank you for your kind attention.

Yours faithfully,

For and on behalf of

CapForce International Holdings Ltd

/s/ Mohd Azham bin Azudin
Mohd Azham bin Azudin
Director

CapForce International Holdings Ltd

(LL20994)

Acknowledgement and Acceptance Form

I, Christian-Laurent BONTE hereby confirm my acceptance of this Letter of Offer as your Head of Investment Banking Arm by acknowledging receipt of this Letter of Offer. I hereby declare that I have fully understood the content herein and agreed to be bound by the said content.

Name:	Christian-Laurent BONTE	Signature:

I/D No.:

Date:	01/07/2025	/s/ Christian-Laurent BONTE

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